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                                                                   EXHIBIT 10.28


                           LOAN AND SECURITY AGREEMENT


This LOAN AND SECURITY AGREEMENT (Agreement) is dated this 22nd day of April, 1999, by and between Inland Entertainment Corporation, a Utah corporation, whose principal place of business is located at 16868 Via Del Campo Court, Suite 200, San Diego, CA 91217, as Lender and Secured Party (Lender), and L. Donald Speer, II, and Kelly Jacobs Speer, Husband and Wife (Debtors).

                                    Recitals

         Lender hereby agrees to provide Debtors with a bridge loan in the amount of One-Hundred & Ten-Thousand ($110,000.00) Dollars to be used for purpose of purchasing a residence, said loan which the Debtors has agreed to secure by the equity interest in Debtor's condominium located at 3209 Via Marin, La Jolla, CA, the proceeds which will be used to satisfy the obligation hereunder.

         That the condominium is currently subject to sale and is in escrow.

         That Lender and Debtors enter into this written agreement to memorialize the terms and conditions of the loan agreement and to more fully set forth the terms and conditions thereof.

         That for good and valuable consideration, the same acknowledged hereby, the parties agree as follows:

1. Loan Amount: ONE HUNDRED & TEN-THOUSAND DOLLARS ($110,000.00).

2. Obligation to Pay. Debtors agrees to repay the loan amount in accordance with the terms and conditions of this Agreement or as may be modified from time to time in writing by the parties hereto.

3. Collateral. The Debtors enter into this agreement for the purpose of creating a security interest in favor of Lender as secured party, in the real property located at 3209 Via Marin, La Jolla, CA, and in all additions and accessions thereto, substitutions thereof and all proceeds of their sale or disposition (all hereinafter referred to collectively as "collateral").

4. Creation of Security Interest. In order to secure payment of the debt evidenced hereby including renewals and extensions thereof Debtors hereby grants to the Lender a security interest in the collateral described herein.

5. Escrow Instruction. Concurrently with the execution and delivery of this agreement, Debtors will forward a copy of this Agreement together with escrow instructions to South Coast Title, Attn: Ms. Tiffany Reid directing said title company and escrow agent to encumber the proceeds of the sale of the collateral in favor of Lender and to pay the same over unto Lender


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upon closing of escrow and to prepare any and all documents necessary in furtherance thereof.

6. Care, Use and Disposition of Collateral. Debtors shall use reasonable care in maintaining the collateral and shall be entitled to the sole and exclusive possession, use, and enjoyment of the collateral including the right to lease, rent, or sell said real property. In all other cases, the Debtor shall not encumber, dispose, hypothecate, collateralize, or transfer the collateral or any part or interest therein except in accordance with the terms and provisions of this Agreement.

7. Default and Remedies. In the event that the Debtors breaches this Agreement Lender may, on ten days notice to the Debtors, foreclose on said collateral, sell said real property and take such further action as will be sufficient to satisfy the loan created hereby including any expenses related to the collection thereof. At Lender's option, Lender may elect to extinguish this loan obligation by taking possession of said collateral and in such event Debtors shall execute any and all documents of title necessary to transfer complete ownership of said collateral to Lender, said transfer subject only to any or all encumbrances of record. Should Lender elect to foreclose and sell the collateral, the proceeds of any such sale shall be retained by the Lender and applied in the following order: principal, interest, expenses; and shall pay any balance of the proceeds to the Debtors. In the event that the proceeds of sale are insufficient to pay the Lender in full, the Debtors shall remain liable to the Lender for any deficiency. In addition to the remedies set forth above, upon default, Lender shall have any and all rights and remedies at law and in equity as may be recognized at the time of default and which are not inconsistent with the terms hereof.

8. Title and Warranties. Debtors warrants that they have good, marketable and clear title to the collateral, subject to any and all encumbrances and liens of record, lease and/or rental agreements, and subject to any and all community or quasi-community property interest in said property.

9. Merger. The terms and conditions of this agreement shall merge with and become part of any and all subsequent and collateral agreements entered into by and between the parties as if more fully set forth herein.

10. Governing Law. The terms and conditions of this agreement shall be governed, construed, and enforced in accordance with the laws of the State of California, regardless of the laws that may be applicable under the principles of conflicts of law.

11. Recitals. The recitals to this agreement shall constitute part of this agreement.

12. Binding Effect. The parties hereby agree that the terms and conditions of this agreement shall inure to the benefit of and shall be binding upon the parties hereto, their successors, heirs, transferees, and assigns.

13. Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter described. All prior or contemporaneous


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agreements, understandings, representations, warranties, and statements, oral or written, relating to the subject matter are superseded and without effect. No modification to this agreement shall be binding unless in writing and executed by the parties or their lawful representatives.

14. Counterparts. This agreement may be signed in multiple counterparts, each of which shall have the same effect as originals, but all such counterparts collectively shall constitute the same instrument.

         This agreement shall become effective and binding upon the parties hereto on the date and year first above written.

Lender:                                              Debtor:

Inland Entertainment Corporation                     L. Donald Speer
a Utah corporation                                   Kelly Jacobs Speer


By: /s/ A B LAUB                                   By: /s/ L. DONALD SPEER
   ---------------------------                          ------------------------
Title: Chief Financial Officer                       By: /s/ KELLY SPEER
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